Exhibit 3.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF

OMEGA HEALTHCARE INVESTORS, INC.

January 16, 2007

THIS FIRST AMENDMENT to the AMENDED AND RESTATED BYLAWS OF OMEGA HEALTHCARE INVESTORS, INC. (this “Amendment”) is made as of the date hereof by Omega Healthcare Investors, Inc. (the “Company”).

WHEREAS, the Securities and Exchange Commission approved rule filings by the New York Stock Exchange, which will require all listed issuers to be eligible for Depository Trust Company’s Direct Registration System (“DRS”); and

WHEREAS, the Board of Directors believes it is in the best interests of the Company to amend its Bylaws to authorize the issuance of uncertificated shares of some or all of its capital stock to permit the Company to convert to electronic book-entry issuance of its common stock.

NOW, THEREFORE, BE IT RESOLVED, that Section 1 of Article VII of the Bylaws shall be replaced in its entirety by the following:

Section 1. Certificates of Stock. Shares of the corporation’s capital stock may be certificated or uncertificated. Owners of shares of the corporation’s capital stock shall be recorded in the share transfer records of the corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the corporation. Any certificates representing such shares shall be numbered and signed by a member of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and shall certify to the number of shares owned by the respective stockholder of the corporation. Whenever any certificate is countersigned, or otherwise authenticated by a transfer agent or registrar, the signatures of such Director, Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Except as specifically amended hereby, the Bylaws shall remain in force and effect as of the date they were first executed.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
Name: C. Taylor Pickett Title: Chief Executive Officer

AMENDED AND RESTATED

BYLAWS

OF

OMEGA HEALTHCARE INVESTORS, INC.

As of May 30, 2002

BYLAWS
OF
OMEGA HEALTHCARE INVESTORS, INC.
AS AMENDED AND RESTATED
THROUGH MAY 30, 2002

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be established and maintained at the office of THE CORPORATION TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202, and said THE CORPORATION TRUST INCORPORATED be the registered agent of this corporation in charge thereof.

Section 2. Other Offices. The corporation may establish such other offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held on a date and at a time designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, the Chief Executive Officer, the President, or by a majority of the Board of Directors. A special meeting of the stockholders may also be called by the Secretary of the corporation upon the written request of the holders of not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted thereat, delivered to the Secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting, including the information required by clause (B) of Section 7(a)(ii) of this Article II. Within three days of the receipt of such request, the Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing the Notice of Meeting (as defined in Section 3 below) and, upon payment to the corporation of such costs, the Secretary shall prepare the Notice of Meeting and give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of stockholders held during the 12 months preceding such request. A special meeting may be called for the purpose of removing a Director as provided in Article VI, Section 3.

Section 3. Notice of Meetings. By or at the direction of the Secretary, the corporation shall cause written or printed notice of every meeting (a “Notice of Meeting”), stating the place, date and time of the meeting, and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, to be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, either personally or by United States mail, postage prepaid, not less than ten (10) nor more than ninety (90) days before the date of the meeting. If mailed, the Notice of Meeting shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the corporation, with postage thereon prepaid. Subject to Section 7 of this Article II, any business of the corporation may be transacted at an annual meeting of stockholders without being specifically designated in the Notice of Meeting, except such business as is required by statute to be stated in such Notice of Meeting. No business shall be transacted at a special meeting of stockholders except as specifically designated in the Notice of Meeting, provided that if the Board has determined that Directors may or shall be elected at such special meeting as set forth in such Notice of Meeting, certain stockholder nominations of persons for election to the Board may be considered, provided the requirements of clause (b) Section 7 of this Article II are satisfied.

Section 4. Voting. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Unless otherwise provided by the Articles of Incorporation or by the laws of the State of Maryland, all elections of Directors shall be by a plurality of the votes cast, and all substantive questions shall be decided by a majority vote; all procedural questions shall be decided by the Chairman or Parliamentarian of the meeting.

The Directors may fix a day not more than sixty (60) days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

Each stockholder entitled to vote, in accordance with the terms of the Articles of Incorporation and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. There shall be no cumulative voting. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

Section 5. Quorum. Any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time to a date more than 120 days after the original record date, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Action Without Meeting. Except for the election of Directors, any action to be taken by the stockholders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all purposes as vote at a meeting.

Section 7. Notice of Stockholder Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Notice of Meeting, (B) by or at the direction of the Board or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving the notice provided for in this Section 7(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(a).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 7(a), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered (x) not more than 90 days prior to such annual meeting nor less than 60 days prior to such annual meeting or (y) if later, not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner and, (3) in the case of a nomination, (x) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (y) a representation that such stockholder intends to appear in person or by proxy at the meeting, if there is a meeting, to nominate the persons named in its notice and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding anything in the second sentence of paragraph (ii) of this Section 7(a) to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Notice of Meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Notice of Meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Directors shall or may be elected at such special meeting, by any stockholder of the corporation who was a stockholder of record at the time of giving of the Section 7(b) Notice (as defined below), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(b). If the corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Notice of Meeting, if a stockholder’s notice containing the information required by clauses (A) and (C) of the second sentence of paragraph (ii) of Section 7(a) (a “Section 7(b) Notice”) shall be delivered to the Secretary at the principal executive offices of the corporation (A) not more than 90 days prior to such meeting nor less than 60 days prior to such meeting or (B) not later than the close of business on the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the corporation.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 7(a). The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such nomination or proposal be disregarded.

(ii) For purposes of this Section 7, “public announcement” shall mean disclosure by the corporation in a press release by the corporation reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of, nor any rights of the corporation to omit, proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 8. Voting of Shares by Certain Holders. Shares of stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, director or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or governing body of such other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares of stock. Any trustee or other fiduciary may vote shares of stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares of stock entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time

The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 9. Inspectors. At any meeting of stockholders, the presiding officer of the meeting may, and upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting based on their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III

DIRECTORS

Section 1. Number and Term. The number of Directors constituting the full Board of Directors shall be not less than five (5) nor more than thirteen (13) until changed by amendment of these Bylaws, subject, at all times, to the rights of the holders of any class of the Corporation’s preferred stock to elect directors in certain circumstances pursuant to the express terms of such preferred stock. The exact number of Directors within such range shall be fixed from time to time by resolution of the Board of Directors or the stockholders. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall have qualified. In no case shall the number of Directors be less than five (5), unless changed by an amendment to the Articles of Incorporation.

The Board of Directors of this corporation shall be classified into three groups, with two Directors in Group 1, three Directors in Group II, and two Directors in Group III. Each Director in Group I initially shall serve for a term ending at the annual meeting of stockholders in 1993; each Director in Group II shall serve for an initial term ending at the annual meeting of stockholders in 1994; and each Director in Group III shall serve for an initial term ending at the annual meeting of stockholders in 1995. After the respective initial terms of the groups indicated, each such group of Directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

Directors need not be stockholders.

Section 2. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 3. First Meeting. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

Section 4. Election of Officers. At the first meeting, or at any subsequent meeting called for that purpose, the Directors shall elect the officers of the corporation, as more specifically set forth in Article V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or by the Secretary on four (4) days’ notice to each Director. In case such notice is delivered personally, or by telephone, facsimile or telegram, it shall be delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

Section 7. Place of Meetings. The Directors may hold their meetings, and have one or more offices, and keep the books of the corporation outside the State of Maryland at any office or offices of the corporation, or at any other place as they from time to time by resolution may determine.

Section 8. Dispensing With Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

Section 10. Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11. General Powers of Directors. The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law exercise all the powers of the corporation. Each Director shall be entitled to rely upon the books and records of the corporation, and upon information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by officers or employees of the corporation believed to be reliable and competent in the matters presented, or by counsel, independent accountants, or other persons as to matters which the Board of Directors believes to be within such person’s professional or expert competence.

Section 12. Specific Powers of Directors. Without prejudice to such general powers, it hereby is expressly declared that the Directors shall have the following powers:

(1) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the corporation.

(2) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire.

(3) To pay for any property purchased for the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

(4) To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

(5) To remove any officer for cause, or any officer summarily, without cause, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other person for the time being.

(6) To appoint and remove or suspend subordinate officers or agents as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

(7) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents.

(8) To determine who shall be authorized, on behalf of the corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

(9) To determine who shall be entitled, in the name and on behalf of the corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this corporation.

(10) To delegate any of the powers of the Board, in relation to the ordinary business of the corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

(11) To call special meetings of the stockholders for any purpose or purposes.

(12) To appoint the accountants and attorneys for the corporation.

Section 13. Compensation. Directors shall receive a stated salary for their services as Directors and, by resolution of the Board, a fixed fee and expenses of attendance for attendance at each meeting. Directors may participate in retirement plans, stock option and restricted stock plans and other employee benefit plans of the Company which specifically permit participation by directors.

Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or otherwise.

ARTICLE IV

COMMITTEES

Section 1. Appointments and Powers. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall, for purposes of determining a quorum, be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. For so long as Section 3.1 of the Stockholders Agreement dated July 14, 2000 by and between the Company and Explorer Holdings L.P. (“Explorer”) shall remain in effect, each committee of the Board of Directors will be comprised of that number of directors who were designated to the Board of Directors (the “Explorer Directors”) by Explorer pursuant to the terms of the Investment Agreement dated as of May 11, 2000, by and between the Company and Explorer, equal to the product (rounded to the nearest whole number in accordance with established mathematical convention) of the number of directors on such committee multiplied by a fraction, the numerator of which is the number of Explorer Designees and the denominator of which is the aggregate number of directors on the entire Board of Directors; provided, however, that the number of Explorer Designees shall not constitute a majority of the members of any committee unless the Explorer Designees also constitute a majority of the members of the Board of Directors.

Section 2. Minutes. Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

Section 3. Audit Committee. The Audit Committee shall select and engage in behalf of the corporation, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon the scope of the auditing of the books and accounts of the corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the corporation and its subsidiaries comply with the policies and procedures of the corporation. None of the members of the Audit Committee shall be officers or employees of the corporation.

ARTICLE V

OFFICERS

Section 1. Officers. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. The Directors shall elect a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and one or more Vice Presidents as they may deem proper. Any person may hold two or more offices.

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

Section 2. Chairman. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors and stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

Section 4. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

Section 5. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as are usually vested in the office of Vice President of a corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

Section 6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the Chief Executive Officer, the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President.

Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the corporation.

If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

Section 8. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be appointed by the Board of Directors or by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

Section 9. General Powers. In addition to the rights and duties set forth in this Article V, the Chief Executive Officer, President, Secretary or any other officer of the corporation shall be authorized and empowered to take such actions and to execute such documents on behalf of the corporation as may, from time to time, be required.

ARTICLE VI

RESIGNATIONS; FILLING OF VACANCIES;
INCREASE IN NUMBER OF DIRECTORS;
REMOVAL FROM OFFICE

Section 1. Resignations. Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 2. Filling of Vacancies. If the office of any officer, Director or member of a committee becomes vacant (other than, in the case of a Director, as a result of an increase in the number of Directors or the removal of a Director), the remaining Directors in office, whether or not sufficient to constitute a quorum, may appoint, by a majority vote of such remaining Directors, any qualified person to fill such vacancy. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board.

A Director elected by the Board of Directors to fill a vacancy pursuant to this Section 2 serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. An officer or member of a committee elected by the Board of Directors to fill a vacancy pursuant to this Section 2 serves for the balance of the term of such officer or committee member.

Section 3. Removal From Office. At a meeting of stockholders expressly called for such purpose, any or all members of the Board of Directors may be removed for cause by a vote of the holders of not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote thereon and said stockholders may elect a successor or successors to fill any resulting vacancies, for the unexpired terms of the removed Directors.

Any officer or agent, or member of a committee elected or appointed by the Board of Directors, may be removed by said Board whenever, in its judgment, the best interests of the corporation shall be served thereby.

ARTICLE VII

CAPITAL STOCK

Section 1. Certificates of Stock. Certificates of stock, numbered, and signed by a member of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder, certifying to the number of shares owned by him in the corporation. Whenever any certificate is countersigned, or otherwise authenticated by a transfer agent or registrar, the signatures of such Chairman, Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Section 2. Lost Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the Directors may, at their discretion, request the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, but not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

Section 3. Transfer of Shares. Subject to the restrictions that may be contained in the Articles of Incorporation, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized representatives.

Section 4. Dividends. Subject to the provisions of the Articles of Incorporation and the laws of the State of Maryland, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the corporation, as and when they may deem expedient.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each calendar year.

Section 2. Checks, Drafts, Notes. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 3. Corporate Records. The corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors.

The corporation shall keep and maintain at its principal offices a certified copy of its Articles of Incorporation and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically, arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

The Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified public accountants, and distributed to stockholders within 120 days after the close of the corporation’s fiscal year and a reasonable period of time prior to the annual meeting of stockholders. The Directors shall also be responsible for scheduling the annual meeting of stockholders.

Section 4. Notice and Waiver of Notice. Whenever, pursuant to the laws of the State of Maryland or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

Section 5. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

Section 6. Transactions with Officers and Directors. The corporation shall not engage in any purchase, sale or lease of property or other business transaction in which an officer or director of the corporation has a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 1. Amendment by Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that any provision of these Bylaws requiring a vote of greater than a majority may be amended, repealed or modified only by a vote satisfying such higher voting requirements.

Section 2. Amendment by Directors. Subject to the right of the stockholders as provided in Section 1 of this Article IX to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt an amendment of a Bylaw changing the authorized number of directors only within the limits specified in the Articles of Incorporation or in Section 1 of Article III of these Bylaws.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Indemnification. The corporation shall indemnify and hold harmless, and shall pay expenses incurred by or satisfy a judgment or fine levied against, each officer, director and other person, in the manner and to the full extent permitted by the General Corporation Law of the State of Maryland.

Section 2. Provisions Not Exclusive. This Article shall not be construed as a limitation upon the power of the corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to action in another capacity while holding office.